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                                                                     Exhibit 23a

INDEPENDENT AUDITORS' CONSENT

To The Board of Directors and Stockholders of
Meritor Automotive, Inc.
Troy, Michigan

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Meritor Automotive, Inc. on Form S-3 (Registration No. 333-49777) of our reports dated November 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

DELOITTE & TOUCHE LLP
Detroit, Michigan
June 2, 1998